EXHIBIT 23.3

June 11, 2008

CONSENT OF BDO KAZAKHSTANAUDIT LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements pertaining to BMB Munai, Inc. of our report dated June 26, 2006, relating to the consolidated financial statements of BMB Munai, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2008.

Managing partner,

General Director

BDO Kazakhstanaudit LLP	S. Kh. Koshkimbayev